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                                                                Exhibit 10(h)(i)

                               JOBBERS AGREEMENT

                                 By and Between:

                             LIZ CLAIBORNE, INC. AND

             UNION OF NEEDLETRADES, INDUSTRIAL AND TEXTILE EMPLOYEES

                                     (UNITE)
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                                TABLE OF CONTENTS

ARTICLE 1:        DEFINITIONS                                              2

ARTICLE 2:        SCOPE OF AGREEMENT                                       3

ARTICLE 3:        COMPANY'S CONTINUING OBLIGATIONS--
                  SUCCESSORS AND SUBSIDIARIES                              3

ARTICLE 4:        CONTRACTORS                                              3

ARTICLE 5:        STRUCK WORK--LABOR DISPUTE--
                  CROSSING PICKET LINES                                    6

ARTICLE 6:        COMPANY'S RESPONSIBILITY FOR
                  CONTRACTORS' PAYMENTS                                    7

ARTICLE 7:        EXAMINATION OF BOOKS AND RECORDS                         9

ARTICLE 8:        UNION LABEL                                              9

ARTICLE 9:        BENEFIT FUNDS                                           10

ARTICLE 10:       UNION AGENCY                                            15

ARTICLE 11:       COUNCIL FOR AMERICAN FASHION                            16

ARTICLE 12:       LIQUIDATED DAMAGES                                      16

ARTICLE 13:       ARBITRATION AND ADJUSTMENT
                  OF DISPUTES                                             17

ARTICLE 14:       CODE OF CONDUCT                                         19

ARTICLE 15:       CONFORMITY TO LAW--SAVING CLAUSE                        20

ARTICLE 16:       NO WAIVER                                               20

ARTICLE 17:       TERM                                                    21

                                       (i)
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         This AGREEMENT is made and entered into this     day of May 1997, by
and between Liz Claiborne, Inc., hereinafter designated as the "Company" and the Union of Needletrades, Industrial and Textile Employees, hereinafter designated as "UNITE" or the "Union".

         WHEREAS, the Company was a member of the New York Skirt and Sportswear Association, Inc. (the "Association") for many years and was bound by the collective bargaining agreements between the Association and Locals 23-25 and Local 10, affiliates of UNITE, whose predecessor was the I.L.G.W.U. ( the "Association Agreement"); and

         WHEREAS, the Association Agreement governed, inter alia, relations between the Company and the Union and its affiliates, including the Company's use as a jobber of contractors to manufacture its garments as part of the integrated process of production; and

         WHEREAS, the Company has withdrawn from the Association and has bargained individually with the Union and its affiliates; and

         WHEREAS, the parties wish to preserve certain terms and conditions from the Association Agreement; and

         WHEREAS, the parties wish to cooperate in establishing conditions which will tend to insure the stability of the industry and to provide methods for a fair and peaceful adjustment of all disputes so as to secure uninterrupted operation of work;

                   NOW, THEREFORE, the parties agree as follows:


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ARTICLE 1:  DEFINITIONS

         For the purposes of this Agreement, the following words are defined as follows:

         1.1 "Union" means Union of Needletrades, Industrial and Textile Employees ("UNITE").

         1.2 "Manufacturer" means one who manufactures all or part of its garments in its inside shop and which may also produce its garments in contractors' shops.

         1.3 "Jobber" means one who does not manufacture garments in its own shop but who has all of its garments produced (sewn, finished, pressed and sometimes cut) by contractors and who may or may not employ cutters and/or sample makers and/or distribution workers or others.

         1.4 "Contractor" means one who produces garments from cut or uncut goods for a manufacturer or jobber, including accessories, belts, covered buttons, buckles, neckwear, artificial flowers, bias binding, tubular piping, shoulder pads or embroideries, or who performs processing services, including hemstitching, pleating and tucking, or performs cutting work, all of which are part of the integrated process of production in the apparel and clothing industry.

         1.5 "Inside shop" means a shop, wherever situated, owned, operated, or controlled by the Company in which it manufactures its garments.

         1.6 "Outside system of production" means the system in the apparel and clothing industry of having garments produced in contractors' shops.

         1.7 "Jobbers Agreement" means this Agreement between the Company and the Union.

         1.8 "Union Contractor" means a contractor bound to a collective bargaining agreement with UNITE or any of its affiliates.



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ARTICLE 2:  SCOPE OF AGREEMENT

         2.1 This Jobbers Agreement governs the overall relationship between the Company and the Union including the Company's use of contractors to produce its garments.

         2.2 The terms and conditions of employment of the Company's bargaining unit employees are not governed by this Agreement, but are governed by a National Collective Bargaining Agreement, and local supplemental agreements thereto.

ARTICLE 3:  COMPANY'S CONTINUING OBLIGATIONS--SUCCESSORS AND
SUBSIDIARIES

         All of the terms and provisions of this Agreement shall be binding upon the Company and upon its subsidiaries, successors and assigns. In the event the Company sells or transfers its business to another, it shall nevertheless continue to be liable for the complete performance of the terms and provisions of this Agreement by the purchaser or transferee until the purchaser or transferee expressly, in writing, assumes such performance and agrees to be fully bound by the terms and provisions of this Agreement.

ARTICLE 4:  CONTRACTORS

         4.1 The Union has a bona fide interest in the labor conditions existing in all shops manufacturing garments and a close unity of interest exists among the workers manufacturing garments regardless of the particular shops in which they are employed.


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         4.2 The Company and the contractors that manufacture garments or parts thereof or otherwise perform work for it are closely allied and have a close unity of interest with each other in the manufacture of garments, and in any labor dispute, to the extent of any work performed on its garments, the Company and its contractors are not "neutrals" with respect to each other but are jointly engaged in an integrated process of production.

         4.3 For the purpose of eliminating substandard labor conditions, protecting the employment opportunities and labor standards of all workers manufacturing garments for the Company, whether employed in inside shops or contractors' shops, achieving greater employment stability and enforcing the provisions of this Agreement, the Company agrees that it shall confine its production to workers employed in its inside shops, if any, or in shops of contractors in contractual relations with the Union or its affiliates.

         4.4 Except as expressly limited by this Agreement, the determination of quality, standards, price and availability, and all other terms of engagement of contractors (which shall include the Company's Human Rights Standards of Engagement), and revisions of same, are within the sole discretion of the Company. Except as expressly limited by this Agreement, the Company has the sole and exclusive right to retain and terminate the services of any contractor it has engaged, and the foregoing shall not be subject to the arbitration procedure.

         4.5 The Company agrees to provide the Union with a copy of the terms of engagement of all domestic contractors it has selected.

         4.6 Whenever it shall appear that the Company gives work to or deals with a "struck" contractor, the Company shall, upon notice to it, immediately discontinue all dealings with such


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contractor and shall immediately withdraw work which has not been put into production, and shall within five (5) days withdraw work which has been put into production. Notwithstanding the foregoing, withdrawal shall be orderly with due regard to the Company's seasonal and inventory requirements so as not to unfairly affect the Company's competitive position.

         4.7 Should the Company be found giving work to or dealing with a non-Union contractor, the Company shall pay the Union an amount of damages equal to twenty-five percent (25%) of the "gross amount" due to the contractor as defined in Article 9.4 of this Agreement. Since it is difficult, if not impossible, to ascertain the precise amount of damages payable under this
Article 4, the damages shall for all purposes be deemed liquidated damages.

         4.8 So long as the Company maintains a "substantial level" of Union employment either directly, or indirectly through Union contractors, the sole and exclusive remedy for violations of 4.3 shall be the payment of liquidated damages as provided under 4.7. "Substantial level" is defined as employment, either directly, or indirectly through Union contractors, of at least five hundred (500) Union jobs. Should such employment fall below a "substantial level" for any calendar year, the arbitrator may order the Company to maintain a "substantial level" of employment.

         4.9 The Company shall inform non-Union domestic contractors to which it is sending work: (i) of the Company's obligations under this Article, (ii) that the Company will automatically accept that a contractor is in compliance with the Company's Human Rights Standards of Engagement if that contractor has a collective bargaining agreement with UNITE or any affiliate thereof, (iii) that in the Company's opinion the contractor should enter into a


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collective bargaining agreement with UNITE or an affiliate thereof, and (iv)
that the Company may have to withdraw work from the contractor in the event the contractor is engaged in a labor dispute with UNITE or any affiliate thereof.

         4.10 Nothing contained in this Article shall be deemed to create or enlarge any existing obligation to the workers employed in any contractor's shop. Nothing herein shall be interpreted as making the Company responsible for any of the acts of its contractors, except to the extent expressly set forth in this Agreement.

ARTICLE 5:  STRUCK WORK--LABOR DISPUTE--CROSSING PICKET LINES

         The Company and its contractors have a close unity of interest with each other and in any labor dispute, the Company and its contractors are not neutrals with respect to each other but are jointly engaged in an integrated production effort. Accordingly, the parties agrees, as follows:

                  a. The Company shall not, directly or indirectly, give any work to or deal with any of its contractors engaged in the apparel and clothing industry against which a lawful strike has been declared or approved by the Union or any of its affiliates or with which any of them has a lawful labor dispute. Whenever it shall appear that the Company is giving work to or is dealing with a contractor against whom there is a lawful strike as set forth above, the Company shall, upon notice to it, immediately discontinue all dealings with such contractor and shall immediately withdraw work which has not been put into production, and shall within five (5) days withdraw work which has been put into production. Notwithstanding the foregoing,



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withdrawal shall be orderly with due regard to the Company's seasonal and inventory requirements so as not to unfairly affect the Company's competitive position.

                  b. To the extent permitted by law, it shall not be considered a breach of this Agreement on the part of the Union or any of its affiliates or on the part of any employee of any of its contractors performing part of the integrated process of production of the Company's garments, if such worker refuses to cross any lawful picket line recognized by the Union or any of its affiliates or to enter upon the lawfully picketed premises of said contractor, either of his or her own volition or by direction of the Union or any of its affiliates.

ARTICLE 6:  COMPANY'S RESPONSIBILITY FOR  CONTRACTORS' PAYMENTS

         To safeguard employment opportunities and labor standards and to provide for the full payments of all amounts due to and/or on behalf of workers who produce the Company's garments in its contractors' shops:

         6.1 The Company shall pay each of its Union contractors an amount at least sufficient to enable it to provide such workers with the wages, earnings, overtime, and holiday pay and to pay benefit fund contributions provided in the applicable collective bargaining agreement.

         6.2 No part of the amount so paid by the Company to its contractor shall be used by the contractor as payment for overhead and services. To insure against diversion of monies intended for the workers, the Company shall, in addition to the foregoing amount, pay to its contractor a reasonable amount for overhead and/or services that shall be separately agreed upon between them or their representatives.



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         6.3 If the Company's contractor fails to pay the wages, earnings, overtime, or holiday pay due to bargaining unit workers in its shop for work produced for the Company, the latter shall be liable to its contractor's workers for the payment of the foregoing. The Company's liability shall be limited to such payment for ten (10) full days' work in every instance.

                  6.3.1 If the Company fails to pay its contractors on or before the Tuesday following the week that such work was done, the Company's liability for wages, earnings, overtime, and holiday pay shall be deemed extended beyond ten (10) days by one (1) additional day for each additional day that such workers were not so paid because the Company failed to make such required payments to the contractor.

                  6.3.2 Where the workers in the shop of a contractor do not receive their holiday pay on or before the Tuesday following the week in which the holiday occurred, by reason of the fact that the shop was closed because of lack of work, the liability of the Company for the ten (10) full working days shall commence to run in every instance from the Tuesday following the day on which production in such shop is resumed.

                  6.3.3 The Union shall give the Company notice of the contractor's failure to make payments under this paragraph 6.3 as soon as practicable.

         6.4 The Union agrees that the provisions of this article do not in any manner whatsoever bind the Company to any other agreement.



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ARTICLE 7:  EXAMINATION OF BOOKS AND RECORDS

         7.1 The Union, or accountants designated by it, may examine the Company's books and records to determine compliance with this Agreement, except as limited under 7.2. Such books and records shall be open to examination at reasonable times upon reasonable notice to the Company.

         7.2 If the Company agrees to pay the maximum cumulative damages for the contract year, as set forth in Article 12, then the Union shall have no right to examine records to establish liquidated damages.

ARTICLE 8:  UNION LABEL

         The Company shall affix the UNITE Union Label to all garments and accessories manufactured by or for the Company by its inside shops, if any, and Union contractors in accordance with the Union label rules, regulations and procedures, which, together with any amendments thereof, shall be deemed incorporated in this Agreement with the same force and effect as if fully set forth herein. All such labels shall be purchased by the Company from the Union.



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ARTICLE 9:  BENEFIT FUNDS

         9.1 This Jobbers Agreement governs the benefit fund contributions paid by the Company on behalf of the employees of its Union contractors. In the event the Company contracts with a contractor that is party to a collective bargaining agreement with the Union or an affiliate thereof, the terms of which do not require the contractor to pay benefit fund contributions, the Company shall pay to the funds designated below the amount required under the terms set forth below. Any payment to the said funds shall neither bind nor commit the Company to the terms of, nor make the Company party to any collective bargaining agreement covering its contractors' employees.

         9.2 The Company shall not be responsible for paying benefit fund contributions based on work sent to Union contractors whose collective bargaining agreements with Union affiliates require the contractor to pay benefit fund contributions.

         9.3 The term "Benefit Funds" is the collective designation of the I.L.G.W.U. Eastern States Health and Welfare Fund; (hereafter "Eastern States Health and Welfare Fund) Health and Vacation Fund of Amalgamated Ladies' Garment Cutters' Union, Local 10; I.L.G.W.U. National Retirement Fund (hereafter "Retirement Fund"); and I.L.G.W.U. Health Services Plan (hereafter "Health Services Plan").

         9.4 The term "gross amount", means the amount paid or due a contractor for labor, overhead and services, regardless of the period for which payment is made or due, on garments or items manufactured by it for the Company, whether or not such contractor is under contract with any affiliate of the Union. With respect to a contractor that is under contract with the



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Union or any of its affiliates, said gross amount shall not include State
Unemployment Taxes, Federal Unemployment Taxes, Federal Social Security Taxes; but it shall include, without exception, all other amounts paid or due to the contractor.

         9.5 The Company shall pay monthly to the Union* on behalf of the Benefit Funds as follows:

         9.5.1 As of: (i) June 1, 1997 a sum equivalent to ??%, (ii) effective July 1, 1997, a sum equivalent to ??%, (iii) effective July 1, 1998, a sum equivalent to ??%, and (iv) effective July 1, 1999, a sum equivalent to ??% of the gross amount paid by or due from it to each of its contractors whose workers are covered by a collective agreement with Local 23-25/Local 10.

                  9.5.2 As of: (i) June 1, 1997 a sum equivalent to ??%, (ii) effective July 1, 1997, a sum equivalent to ??%, (iii) effective July 1, 1998, a sum equivalent to ??%, and (iv) effective July 1, 1999, a sum equivalent to ??% of the gross amount paid by or due from it to each of its contractors whose workers are covered by a collective bargaining agreement with the Northeast Department.

                  9.5.3 As of: (i) June 1, 1997, a sum equivalent to ??%, (ii) effective July 1, 1997, a sum equivalent to ??%, (iii) effective July 1, 1998, a sum equivalent to ??%, and (iv) effective July 1, 1999, a sum equivalent to ??% of the gross amount paid by or due from it to each of its contractors whose workers are covered by a collective bargaining agreement in effect with an affiliate of the Union other than Local 23-25, Local 10 or the Northeast Department.

--------
* THE AMOUNTS TO BE CONTRIBUTED UNDER PARAGRAPH 9.5 SHALL BE THE SAME AS SET FORTH IN THE ASSOCIATION AGREEMENT, WHICH AGREEMENT SHALL NOT BE REFERENCED HEREIN. THIS FOOTNOTE SHALL BE DELETED ONCE THE AMOUNTS ARE DETERMINED AND FILLED IN THE DESIGNATED SPACES.



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         9.6 The Company shall also pay monthly to the Union on behalf of the
Health and Welfare Funds, a sum equivalent to .30% of the gross amount paid by or due from it to each of its Union contractors to enable the Funds to make payment of the Company's share of federal social security taxes (FICA), on certain benefits paid by the Funds to the workers eligible therefor.

                  9.6.1 If there is an increase in the Company's share of federal social security taxes (FICA), the Company will pay such additional sum to the Union to enable the Funds to make full payment of the Company's share of federal social security taxes (FICA).

         9.7 The aforesaid payments shall be allocated among and paid over by the Union as set forth in Appendix "A."

         9.8 Collection: The sums paid to the Union on behalf of and allocated by it to the Benefit Funds shall be subject to a reasonable collection fee.

         9.9 The Benefit Funds shall continue to be maintained and administered in accordance with the by-laws or rules and regulations adopted for that purpose and any amendments thereto. The Company shall have no legal or equitable right, title, claim or interest in or to said funds or the administration thereof. No individual employee or his beneficiaries shall have any legal or equitable right, title or interest in, or claim against (i) his or any other employer's payments toward the said funds, or (ii) against said funds, the trustees thereof or their agent; or (iii) the Company or the Union except as may be provided by the by-laws or rules and regulations of said funds.



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         9.10 The Health Services Plan and Retirement Fund are trust funds established by collective bargaining agreements and maintained in trust for the purpose of providing employees with health and welfare benefits and services, and in the case of the Retirement Fund, retirement benefits and services. Each of the aforesaid funds is, and shall continue to be administered by a Board of Trustees, the members of which shall be the trustees of said funds. Each Board of Trustees shall be composed of Union representatives and an equal number of representatives of employer-contributors to said Funds. If any Board of Trustees shall be deadlocked on any issue or matter arising in connection with the Fund it administers, the same shall be decided by a neutral person as set forth in the by-laws or rules and regulations of said Fund, and his decision shall be final and binding. The parties hereto hereby ratify, confirm and approve the composition and membership of each Board of Trustees as now or hereafter constituted. The Eastern States Health and Welfare Fund is a trust fund established by collective bargaining agreement and maintained in trust, for the purpose of providing employees with health, welfare and recreation benefits and services.

         9.11 An annual audit of the Eastern States Health and Welfare Fund, the Retirement Fund and the Health Services Plan shall be made by accountants designated by the body administering each Fund. A statement of the results of such audit shall be made available for inspection by interested persons at the principal office of the respective Benefit Funds and at such other places as may be designated by the body administering each Fund.

         9.12 The monies paid towards the Eastern States Health and Welfare Fund, the Retirement Fund, and the Health Services Plan shall not be used for any purpose other than to



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provide for pensions or annuities on retirement or death of employees and health, welfare and recreation services or benefits, and to pay the operating and administrative expense thereof. The monies of said Funds shall be kept separate and apart from all other monies.

                  9.12.1 The Board of Trustees or other body administering said Benefit Funds is hereby authorized, in its sole discretion and upon such basis as it deems desirable, and to the extent permitted by law, to transfer or mingle the assets of or to merge any of said Benefit Funds with any other benefit fund or funds now existing or hereafter established and provided for in a collective bargaining agreement with the Union or an affiliate thereof. In the event of such mingling, transfer or merger, the amounts hereinabove provided to be allocated towards said funds shall be paid over to the fund or funds with which there has been such mingling, transfer or merger.

                  9.12.2 The Union, the Board of Trustees of any of the Benefit Funds, or any other body administering any of the Benefit Funds, or any of them, shall be proper parties in interest to enforce collection of payments due from the Company toward any of said funds.

                  9.12.3 The failure of the Company to pay the amounts due or to file required statements with the Union shall be deemed a breach of this Agreement. The Union may proceed under the arbitration provision of this Agreement for an award against the Company directing payments and filing of statements by the Company.

                  9.12.4 The arbitrator may also direct that the Company shall pay to the appropriate Benefit Fund (i) interest at the rate of ten (10%) percent per year on each monthly payment from the date when it becomes due, (ii) the costs of investigations made to determine the amount due,


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and (iii) attorneys' fees and expenses in amounts fixed by him and other expenses incurred by the Union or any Benefit Fund in connection with the arbitration proceeding and which may reasonably be incurred by it in connection with any action or proceeding to confirm his award.

         9.13 Each Board of Trustees shall adopt and promulgate such by-laws or rules and regulations to effectuate the purpose of the Fund which it administers as it may deem necessary and desirable, including the detailed basis upon which payments from the Fund will be made, and shall have the power to modify the same from time to time. The parties hereto agree to be bound thereby and they are hereby incorporated in and made part of this Agreement.

ARTICLE 10:  UNION AGENCY

         The parties agree that the sole persons authorized or having the power to act as agents of the Union, or to bind the Union legally with respect to matters arising out of this Agreement or arising out of the relations between the Company and the Union, or to subject the Union to any liability whatever by reason of any act or omission are the President of the Union and such additional persons as the Union may formally designate by written notice to the Company. The Union shall not be responsible for the acts or omissions of any other person, including members and employees of the Union.




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ARTICLE 11:  COUNCIL FOR AMERICAN FASHION

         The Company shall contribute on an annual basis $29,500 dollars to the Council For American Fashion Labor-Management Industry Development Fund ("CAF"). CAF is an industry wide labor management committee established to, among other things: expand and improve working relationships between labor and management, enhance economic development, improve technology, increase the competitiveness of the industry and help resolve related industry problems.

ARTICLE 12:  LIQUIDATED DAMAGES

         12.1 Should the Company violate any provision of this Agreement where it is difficult or impossible to ascertain the specific amount of damages suffered by the Union, then the Company may be liable to the Union for liquidated damages. In fixing these damages, there shall be taken into account any advantages gained by the Company through its violation, any deprivation of earnings suffered by workers, any institutional harm suffered by the Union and such other factors as are fair under the circumstances.

         12.2 If the Union and the Company are unable to agree upon the amount of liquidated damages for such violation, then the matter shall be treated as a dispute under Article 13, except that there shall be no dispute under Article 13 if the Company agrees to pay the maximum cumulative liquidated damages for the contract year as provided in this Article. The proceeds of any such liquidated damages shall be paid to the Union.




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         12.3 In consideration of the volume of employment in Union shops provided by the Company directly and indirectly, the Union agrees to limit the maximum cumulative liability of the Company for liquidated damages in any year of the contract as follows:

                  June 1, 1997 to May 31, 1998           $2.5 million
                  June 1, 1998 to May 31, 1999           $2.5 million
                  June 1, 1999 to May 31, 2000           $2.5 million

Liquidated damages, if any, shall be paid by the Company within fourteen (14) days of becoming due.

ARTICLE 13:  ARBITRATION AND ADJUSTMENT OF DISPUTES

         13.1 In the event either party believes that a breach of this Agreement has occurred or a dispute arises over the interpretation or application of any of the terms of this Agreement, the parties shall resolve the dispute as follows. The aggrieved party shall submit its complaint in writing to the other party. A meeting between the Company and the Union shall be held within five (5) calendar days of the written complaint being submitted. If the dispute is not resolved within that five (5) day period, either party may submit the dispute to arbitration by written notice to the other party within forty-five (45) days thereafter.

         13.2 The parties have designated the following four (4) impartial arbitrators to serve during the term of this Agreement: (i) John Sands, (ii) Daniel Brent, (iii) Robert Light, and (iv) Joanne Parker. If either the Union or the Company refers a matter to arbitration, the parties shall attempt to agree on an impartial arbitrator from the four (4) arbitrators so chosen to hear the



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matter. If the parties fail to agree on the name of an impartial arbitrator within ten (10) days from the date the request for arbitration was submitted by the aggrieved party to the other party, then they shall select an arbitrator by alternately striking members of the panel. The arbitrator who heard the previous case shall be struck first. The parties shall alternate cases as to who shall strike first.

         13.3 The arbitrator shall not have the authority to alter or amend this Agreement, or to substitute any new provision for an existing provision of this Agreement, or to bind the Company to any other agreement.

         13.4 The arbitrator may, in addition to the award of damages as provided by this Agreement, command or restrain acts and conduct of the parties in order to effectuate compliance with the terms of this Agreement. With regard, however, to Article 4.3, 4.7 and 4.8 of this Agreement, the arbitrator shall not be authorized nor empowered, and shall not under any circumstances whatsoever, command or restrain any action, or provide any remedy except as expressly set forth in Article 4.8 of this Agreement.

         13.5 If either party shall default in appearing before the arbitrator, after reasonable notice has been provided to the party, the arbitrator is empowered nevertheless to take the proof of the party appearing and render an award thereon. Any award or decision of the arbitrator shall be final and binding and shall be enforceable by appropriate proceedings at law or in equity. The arbitrator shall require witnesses to testify upon oath or affirmation upon the request of either party. The arbitrator's fee shall be borne equally by the parties hereto.




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         13.6 Any papers, notices or process to initiate or continue an arbitration hereunder may be served by mail, and all papers, notices or processes in any application to a court to confirm or enforce an arbitration award hereunder, including the service of the papers conferring jurisdiction of the parties upon the court, may be served by certified mail, in all cases directed to the Company, Attention: General Counsel, 1441 Broadway, New York, New York 10018, and to the Union, Attention: President, 1710 Broadway, New York, New York 10019.

         13.7 The procedure herein established for the adjustment of disputes shall be the exclusive means for the determination of all disputes, complaints, controversies, claims or grievances whatsoever, including the arbitrability of any dispute. It is intended that this provision shall be interpreted as broadly and inclusively as possible. Neither party shall institute any action or proceeding in a court of law or equity, State or Federal, or before an administrative tribunal, other than to compel arbitration, as provided in this Agreement, or with respect to the award of an arbitrator. This provision shall be a complete defense to and also grounds for a stay of any action or proceeding instituted contrary to this Agreement.

ARTICLE 14:  CODE OF CONDUCT

         The Company is a signatory to the terms of Code of Conduct and Monitoring procedures established by the Presidential Task Force on the Apparel Industry and intends to comply with



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same. This Article is not subject to enforcement under the arbitration provisions of this Agreement or otherwise.

ARTICLE 15:  CONFORMITY TO LAW - SAVING CLAUSE

         15.1 The interpretation and enforcement of this Agreement shall be governed by federal law and by the laws of the State of New York not inconsistent therewith.

         15.2 If any provision of this Agreement or the enforcement or performance of such provision is or shall at any time be determined to be contrary to law or enjoined by a court or administrative agency, then such provision shall not be applicable or enforced or performed except to the extent permitted by law. The Union and the Company shall thereupon negotiate a substitute provision.

         15.3 If any provision of this Agreement or its application to the Company or any person or circumstance is held invalid or enjoined, the remainder of this Agreement or the application of such provision to other circumstances shall not be affected thereby.

ARTICLE 16:  NO WAIVER

         The failure of either party to this Agreement to require strict performance of any provision of the Agreement shall not be deemed a waiver or abandonment of any of the rights or remedies provided herein for violation of the Agreement or any provision thereof; nor shall it


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constitute a waiver or abandonment of any right or remedy herein provided for a subsequent violation of any provision of the Agreement.

ARTICLE 17:  TERM

         This Agreement shall go into effect June 1, 1997 and shall continue in effect up to and including May 31, 2000.

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals, and caused this Agreement to be signed by their respective officials this _____ day of May, 1997.

LIZ CLAIBORNE, INC.                    UNION OF NEEDLETRADES, INDUSTRIAL
                                       AND TEXTILE EMPLOYEES (UNITE)

By /s/ Roberta S. Karp                 By /s/ Bruce Raynor
  ------------------------------         ---------------------------------

                                       By /s/ Edgar Romney
                                         ---------------------------------


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